UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 1, 2008

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33521	20-1983837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On May 1, 2008, InfoLogix, Inc. and its subsidiaries (the “Company”) entered into a Loan and Security Agreement with Hercules Technology Growth Capital, Inc. (the “Lender”).  The agreement provides the Company with a revolving credit facility with a maximum commitment of up to $12.5  million and a term loan facility of up to $12.5 million, subject to certain limitations on the revolving line of credit.  On May 2, 2008, the Company had availability of up to $10.0 million under the revolving line of credit, and borrowed $9.0 million under the term loan facility and $7.5 million under the revolving credit facility.  The proceeds of the loans were used, in part, to refinance the Company’s indebtedness owing to Sovereign Bank under a Loan and Security Agreement that was entered into in March 2006 and terminated on May 2, 2008.  Future borrowings under the new agreement may be used for permitted acquisitions and for general corporate and working capital purposes.  After giving effect to the borrowings under the term loan facility and the revolving credit facility and the repayment of indebtedness owing to Sovereign Bank, the Company had $20.8 million of indebtedness outstanding and $6.0 million of available borrowing capacity under the credit facilities.

                The maximum availability under the revolving credit facility will increase from $10.0 million to $12.5 million after the Company’s three month consolidated EBITDA exceeds $1.5 million.  The amount of the commitment that is available to be borrowed under the revolving credit facility is limited to the lesser of the maximum commitment at such time and 85% of the Company’s eligible accounts.  Until the Company’s three month consolidated EBITDA exceeds $1.5 million, the borrowings under the revolving credit facility may not exceed 85% of the Company’s eligible accounts minus $2.5 million.  At any time before January 1, 2009, the Company has the option to request additional term loans in minimum increments of $100,000 up to an aggregate maximum amount of $3.5 million provided that it can demonstrate pro forma compliance with the financial covenants contained in the agreement.

                The term loan bears interest at an annual rate equal to the greater of 10.5% or the prime rate plus 4.5%.  Borrowings under the revolving credit facility bear interest based on the Company’s leverage.  If the Company’s leverage ratio is equal to or greater than 3.00 to 1.00, the interest rate for revolving loans will be the greater of 8.5% or the prime rate plus 2.5%.  If the Company’s leverage ratio is less than 3.00 to 1.00, the interest rate for revolving loans will be the greater of 7.5% or the prime rate plus 1.5%.  Interest is payable on the first business day of each month commencing June 1, 2008.  In the event that any payment is not timely made, a late fee equal to 5% of the past due amount is payable on the demand of the Lender.  Upon the occurrence and during the continuance of an event of default, all amounts then owing to the Lender under the agreement and the other loan documents will bear interest at the then current rate plus 3%.

                The term loan matures on May 1, 2012.  The principal amount of the term loan is required to be repaid in installments on the first business day of each calendar month commencing on January 1, 2009 and continuing through the maturity date.  In addition, the Company is required to apply 25% of its excess cash flow, as defined by the agreement, toward prepayments of the term loan.  Voluntary prepayments of the term loan are subject to a prepayment charge equal to a percentage of the term loan being prepaid.  Revolving loans mature on November 1, 2009.

                Upon the earliest to occur of (i) demand from the Lender at any time between November 1, 2009 and May 1, 2012, (ii) the acceleration of the Company’s obligations under the agreement,

(iii) the term loan maturity date, and (iv) prepayment in full of the Company’s obligations under the agreement, the Company will be required to pay to the Lender an amount equal to the greater, as of such date of determination, of (x) $625,000, and (y) an amount equal to 3.0% of the amount by which InfoLogix, Inc.’s market capitalization exceeds $100,000,000.

                The obligations of the Company under the agreement are secured by all of the personal property of the Company, including all of the equity interests of the borrowers in their respective subsidiaries.

                The agreement contains various affirmative and negative covenants, including covenants that restrict the Company’s ability to incur indebtedness, make investments, make payments in respect of its capital stock, including dividends and repurchases of common stock, sell or license its assets, and engage in acquisitions without the prior satisfaction of certain conditions.  The agreement also requires the Company to maintain a minimum consolidated EBITDA measured on a twelve month rolling basis as of the last day of each month during the period from May 2008 through December 2008, a minimum consolidated EBITDA measured on a rolling four quarter basis as of the last day of each quarter commencing with the quarter ending March 31, 2009, a maximum leverage ratio measured as of the end of any fiscal quarter.  Upon an event of default under the agreement the Lender may opt to accelerate and demand payment of all or any part of the Company’s obligations under the agreement.

                This description of the Loan and Security Agreement does not purport to be complete and is qualified by reference to the agreement, which is attached to this report as Exhibit 10.1.

Item 1.02               Termination of a Material Definitive Agreement

                The information with respect to the termination of the Company’s previous credit agreement is set forth in Item 1.01 and is incorporated in this Item 1.02 by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and is incorporated in this Item 1.02 by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

10.1         Loan and Security Agreement dated as of May 1, 2008 by and among InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition, LLC, and InfoLogix – DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: May 7, 2008	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

10.1

Loan and Security Agreement dated as of May 1, 2008 by and among InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition, LLC, and InfoLogix – DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender.